UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 29, 2011
Date of Report (Date of earliest event reported)
COPART, INC.
(Exact name of registrant as specified in its charter)
California	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive Fairfield, California 94534
(Address of principal executive offices, including zip code)
(707) 639-5000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K on December 15, 2010, Copart, Inc. (“Copart”) entered into a Credit Agreement, dated December 14, 2010 (the “Credit Facility”) with Bank of America, N.A. (“Bank of America”). The Credit Facility is an unsecured credit agreement providing for (i) a $100.0 million revolving credit facility, including a $100.0 million alternative currency borrowing sublimit and a $50.0 million letter of credit sublimit, and (ii) a term loan facility of $400.0 million (the “Term Loan Facility”).  On January 14, 2011, Copart borrowed the full $400.0 million under the Term Loan Facility. As of September 29, 2011, Copart had made principal repayments of $25.0 million and the outstanding Term Loan Facility balance was $375.0 million.

On September 29, 2011, Copart entered into an Amendment to Credit Agreement (the “Amendment”) with Bank of America.  The Amendment increases the amount available under the Term Loan Facility from $400.0 million to $500.0 million. The Amendment also amends Copart’s quarterly principal payments under the Term Loan Facility to $18.75 million. The Amendment includes certain non-material changes in the calculation of financial covenants under the Term Loan Facility. As previously disclosed, the Term Loan Facility matures and all outstanding borrowings are due on December 14, 2015, and all amounts borrowed under the Term Loan Facility may be prepaid without premium or penalty. Copart incurred an upfront fee of $312,500 in connection with the Amendment.

The Company has also entered into an interest swap agreement that allows the Company to trade its variable interest rate for a fixed interest rate with respect to 75% of the Term Loan Facility. The swap agreement fixes the Company’s interest rate at 90 basis points over the Eurocurrency Rate as defined in the Term Loan Facility. The Eurocurrency Rate can fluctuate between 1.5% and 2.0% depending on the Company’s Consolidated Net Leverage Ratio. At the end of the last fiscal quarter the Eurocurrency Rate was 1.5%.

The description of the Amendment provided above is qualified in its entirety by reference to the full and complete terms contained in the Amendment, which is filed as Exhibit 10.13b to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

 (d)

Exhibits

Exhibit No.	Description
10.13b	Amendment to Credit Agreement between Copart, Inc. and Bank of America, N.A., dated as of September 29, 2011.
_______________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

Date: October 4, 2011

By:

 /s/ Paul A. Styer

Paul A. Styer

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.13b	Amendment to Credit Agreement between Copart, Inc. and Bank of America, N.A., dated as of September 29, 2011.